Exhibit 99.B17(a)


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IMPORTANT  NOTICE:  Please take a moment now to
vote your shares. You may vote directly over the telephone by calling 800-786-8764.
Representatives are available from ______ to ______ Eastern Time. You may also fax your ballot to 800-733-1885 or return it in the enclosed postage paid envelope. Internet voting is available at www.proxyvote.com.

Your  vote is  important.  Thank  you for  your
prompt action.
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                             THE VICTORY PORTFOLIOS
                            GOVERNMENT MORTGAGE FUND

     SPECIAL MEETING OF SHAREHOLDERS SCHEDULED TO BE HELD ON MARCH 20, 2000

                                   PROXY CARD

THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES of The Victory Portfolios, on behalf of Government Mortgage Fund (the "Fund"), for use at the Special Meeting of shareholders to be held at the offices of The Victory Portfolios, 3435 Stelzer Road, Columbus, OH 43219-3035 on March 20, 2000 at 8:30 a.m. Eastern time. The undersigned hereby appoints Karen Haber and Anne M. Dombrowski and each of them, with full power of substitution, as proxies of the undersigned to vote at the above stated Special Meeting, and at all adjournments thereof, all shares of beneficial interest of the Fund that are held of record by the undersigned on the record date for the Special Meeting, upon the matters enumerated below:

                     IF THIS PROXY CARD IS RETURNED, AND NO
                     CHOICE IS INDICATED AS TO ANY MATTER,
                     THIS PROXY WILL BE VOTED AFFIRMATIVELY
                     ON THE MATTERS PRESENTED. THE BOARD OF
                       TRUSTEES RECOMMENDS THAT YOU VOTE
                         "FOR" THE FOLLOWING PROPOSALS.


Please sign exactly as your name appears on this card. When account is joint tenants, all should sign. When signing as executor, administrator, trustee or guardian, please give title. If a corporation or partnership, sign entity's name and by authorized person.

TO VOTE, MARK BLOCKS BELOW IN BLUE
OR BLACK INK AS FOLLOWS:          [X]        KEEP THIS PORTION FOR YOUR RECORDS
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THIS PROXY CARD IS VALID ONLY WHEN           DETACH AND RETURN THIS PORTION ONLY
SIGNED AND DATED.

Vote on Proposals:

1.    To approve the Agreement and Plan
      of Reorganization and Termination,        FOR       AGAINST       ABSTAIN
      as is more fully described in the
      accompanying  Combined  Prospectus/       [ ]         [ ]           [ ]
      Proxy Statement, together with
      each and  every transaction
      contemplated thereby.

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2.    To elect trustees to serve as                                   FOR ALL
      members of the Board of Trustees            FOR     WITHHOLD     EXCEPT
      of The Victory Portfolios, the
      nominees are:                               [ ]       [ ]         [ ]


Theodore H. Emmerich    Dr. Thomas F. Morrissey   TO WITHHOLD AUTHORITY TO VOTE
Dr. Harry Gazelle       H. Patrick Swygert        FOR ANY INDIVIDUAL NOMINEE,
Frankie D. Hughes       Frank A. Weil             MARK THE "FOR ALL
Roger Noall             Donald E. Weston          EXCEPT" BOX, AND STRIKE
Eugene J. McDonald      Leigh A. Wilson           A LINE THROUGH THE
                                                  NOMINEE'S NAME IN THE LIST.

3.    To approve the adoption of an              FOR       AGAINST       ABSTAIN
      Amended and Restated  Trust
      Instrument for The Victory Portfolios.     [ ]         [ ]           [ ]

4.    In their  discretion,  the  Proxies
      are  authorized  to vote upon such
      other business as may properly come
      before the meeting.


X__________________________________________________
Signature (Please sign within box)       (Date)


X__________________________________________________
Signature (Joint Owners)                 (Date)


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